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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)  March 27, 1997
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                               World Access, Inc.
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             (Exact name of Registrant as specified in its charter)




          Delaware                       0-19998                65-0044209
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(State or other jurisdiction of  (Commission File Number)      (IRS Employer
incorporation)                                            Identification Number)



945 East Paces Ferry Road
Suite 2240, Atlanta, GA                                30326
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(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:  (404) 231-2025
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Item 2.  Acquisition or Disposition of Assets.

        On March 27, 1997, World Access, Inc. (the "Company"), CIS Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Acquisition"), Cellular Infrastructure Supply, Inc., a Nevada corporation ("CIS"), and Thomas R. Canham, Brian A. Schuchman and John T. Simon (collectively the "CIS Stockholders") entered into an Agreement and Plan of Merger (the "Merger Agreement") and consummated the transactions contemplated thereby (the "Merger"). Pursuant to the Merger Agreement, CIS, a Burr Ridge, Illinois based provider of new and/or upgraded cellular network equipment and related design, installation and technical support services, was merged with and into Acquisition with Acquisition as the surviving corporation. The issued and outstanding shares of CIS, all of which were held by the CIS Stockholders, were converted into the right to receive an aggregate of 1,285,884 shares of World Access common stock, $.01 par value per share, of which 845,010 shares are subject to the terms of the Escrow Agreement attached as exhibit 2.1(b) to the Merger Agreement; plus an amount equal to Three Million Five Hundred Thousand Dollars ($3,500,000); plus additional consideration in the form of cash not to exceed Six Million Five Hundred Thousand Dollars ($6,500,000) in the aggregate, as set forth in the Merger Agreement (the "Additional Consideration"), payable in three installments not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000), on February 15, 1998, Two Million Dollars ($2,000,000) on February 15, 1999 and One Million Dollars ($1,000,000) on February 15, 2000 provided that Acquisition's Pre-Tax Net Income, as defined in the Merger Agreement, equals or exceeds predefined levels for the three performance periods: January 1, 1997 to and including December 31, 1997; January 1, 1998 to and including December 31, 1998 and January 1, 1999 to and including December 31, 1999. If the Pre-Tax Net Income levels are not obtained, the Additional Consideration will be reduced as set forth in the Merger Agreement. Other conditions to the payment of the Additional Consideration are set forth in the Merger Agreement.

        Thomas R. Canham, President, Brian A. Schuchman, Executive Vice President and John T. Simon, Executive Vice President also entered into employment agreements with Acquisition, copies of which are attached to the Merger Agreement as exhibits.

        The consideration for the Merger was determined as a result of negotiations between the Company and the CIS Stockholders and was approved by the board of directors of the Company and Acquisition. The Company presently intends to fund the Additional Consideration, which is based on the achievement by Acquisition of certain profitability levels, out of working capital at the time it becomes payable. Prior to the Merger, neither the Company nor any of its affiliates, directors or officers, nor any associate of any such director or officer, had any relationship with CIS or the CIS Stockholders.

        The description contained herein of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement and the Press Release dated March 31, 1997, which are attached hereto as Exhibits 2 and 99, respectively and incorporated herein by this reference.



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Item 7.  Financial Statements.  Pro Forma Financial Information and Exhibits.


         (a) Financial Statements of Business Acquired. As of the date of the filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a) (4) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 75 days after the due date of this Report on Form 8-K.

         (b) Pro Forma Financial Information. As of the date of the filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 75 days after the due date of this Report on Form 8-K.

         (c) Exhibits. The following is a list of the Exhibits attached hereto.


            Exhibit No. 2       Agreement and Plan of Merger between and among
                                World Access, Inc. and CIS Acquisition Corp.
                                and Thomas R. Canham; Brian A. Schuchman; and
                                John T. Simon and Cellular Infrastructure
                                Supply, Inc. (with exhibits thereto).


            Exhibit No. 99      Press Release




                                  SIGNATURE


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            WORLD ACCESS, INC.



                                            By: /s/ Mark A. Gergel
                                                --------------------------------
                                                Mark A. Gergel
                                                Its Executive V.P and Chief
                                                Financial Officer

Dated as of April 9, 1997